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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File No. 333-16955) and Form S-8 (File Nos. 333-28631, 333-20747,
333-16127, 33-1479, 33-1480, 33-10218, 33-13210, 33-14561, 33-17870, 33-37115,
33-38781, 33-39162, 33-40110, 33-48781, 33-59109, 33-63975 and 33-63977), of our
report dated January 26, 1998 (included herein), on our audits of the consolidated financial statements of the Company, which is included in this Current Report on Form 8-K dated January 28, 1998, as indicated in item 7 herein.


                                    /s/ COOPERS & LYBRAND L.L.P.

New York, New York
January 28, 1998